Exhibit 10.10

Third Amendment to Marketing and Servicing Agreement Dated July 31,

2001, Between BankWest and Advance America, Cash Advance Centers of

Georgia, Inc

This Third Amendment, dated this 29th day of July, 2004, is between BankWest, Inc., a bank organized under the laws of South Dakota (the “Bank”), and Advance America, Cash Advance Centers of Georgia, Inc. (“Advance America”).

WHEREAS, the parties to this Third Amendment entered into a Marketing and Servicing Agreement (“the Servicing Agreement”), dated July 31, 2001, the terms and provisions of which set forth the respective duties, obligations and responsibilities of the parties in connection with the Bank making small, short-term Loans to residents of Georgia; and

WHEREAS, the Parties desire to amend the Servicing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained in this Third Amendment, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Bank and Advance America (individually a “Party” and together the “Parties”) agree as follows:

1.  Section 5(a) of the Marketing and Servicing Agreement is hereby amended to read as follows:

Section 5. Termination

(a)                                  The term of this Agreement will be for an initial period of three (3) years from the date of this Agreement, and shall thereafter automatically renew on a month-to-month basis unless terminated by either Party by giving ten (10) days’

advance written notice to the other Party as provided in Section 6.

2.             To the extent that the remaining subsections of section 5 of the Marketing and Servicing Agreement require notice of termination exceeding ten (10) days, they are hereby amended to reduce said notice to ten (10) days; provided, however, that either Party may terminate the Marketing and Servicing Agreement sooner if such termination is required due to a change in the Laws or a communication from a regulatory agency as described in subsection 5(f).

3.             Unless specifically amended herein, or unless the context plainly requires otherwise, all of the terms, conditions, and provisions of the Servicing Agreement shall remain in full force and effect.

BankWest, Inc.		Advance America, Cash Advance Centers of Georgia, Inc.

By:	/s/ CHARLES H. BURKE, III	By:	/s/ WILLIAM M. WEBSTER, IV
Its:	Pres / CEO	Its:	CEO
Date:	7-29-04	Date:	8/3/04